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                                                                    EXHIBIT 23.3






                           CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in this Registration Statement pertaining to the Gray Communications Systems, Inc. Capital Accumulation Plan of our report, dated February 19, 1996, with respect to the financial statements of the Broadcasting and Paging Operations of John H. Phipps, Inc. included in the prospectus, dated September 24, 1996, of Gray Communications Systems, Inc. filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933.


                                       ERNST & YOUNG LLP

Atlanta, Georgia
December 12, 1996